UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2016

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement award in the form of restricted stock units (“RSUs”) to Brian Agle is incorporated by reference into this Item. The inducement grant is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Brian E. Agle as Chief Financial Officer

On December 2, 2016, the Board of Directors (the “Board”) of Avid Technology, Inc. (the “Company”) appointed Brian E. Agle as the Company’s Senior Vice President and Chief Financial Officer, effective December 12, 2016. Mr. Agle replaces Ilan Sidi who has acted as the Company’s Chief Financial Officer on an interim basis since May 5, 2016. Mr. Sidi has resigned as the Company’s interim Chief Financial Officer and will resume his role as the Company’s Vice President of Human Resources, effective December 12, 2016.

From 2014 until joining the Company, Mr. Agle, 54, served as an Operating Advisor at Francisco Partners, a leading global private equity firm focused on technology, and was responsible for leading the finance and accounting best practices across the firm’s more than 30 portfolio companies. From 2008 until 2012, Mr. Agle served as Chief Financial Officer at Rocket Software, an enterprise-software development company, where during his tenure he directed the successful acquisition and integration of several companies and asset purchases. Before joining Rocket, he was Senior Vice President and Chief Financial Officer for Activant Solutions, a business management software company. Previously, Mr. Agle spent fourteen years at Novell Inc. where he operated in several financial leadership roles including Vice President, CFO of Global Field Operations with financial responsibility for the $1 billion business. Mr. Agle began his career with Ernst & Young and is a licensed CPA (inactive) in California, with both a bachelor’s degree in accounting and a master’s of accountancy from Brigham Young University.

Mr. Agle’s annual base salary will be $385,000, with an initial signing bonus of $150,000. Mr. Agle will be eligible to receive an annual incentive bonus payout with a target of 70% of his annual base salary. Additionally, Mr. Agle will be entitled to receive, subject to Compensation Committee approval at such time, a grant of restricted stock units (“RSUs”) having a value of $900,000 in or around March 2017, with 50% of the RSUs to be time vested and 50% to be performance vested. The RSUs will vest as follows: 33.33% of the time-vested portion will vest on the first anniversary of the grant date, and an additional 8.33% of the time-vested portion will vest at the end of each three-month period, starting from the first anniversary of the grant date. The performance-vesting portion of these RSUs will vest according to the attainment of performance targets to be set by the Compensation Committee at the time of grant. The actual number of RSUs to be granted to Mr. Agle in or around March 2017 will be determined by the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of the grant.

Further, as a material inducement to Mr. Agle to enter into employment with the Company, the Compensation Committee approved a grant to Mr. Agle of 245,700 RSUs (the “Inducement RSUs”) effective on December 12, 2016. The Inducement RSUs will vest as follows: 33.33% will vest on the first anniversary of the grant date, and an additional 8.33% will vest at the end of each three-month period, starting from the first anniversary of the grant date. The Inducement RSUs are intended to be granted pursuant to and in accordance with NASDAQ Listing Rule 5635(c)(4). A copy of the inducement grant award agreement between the Company and Mr. Agle is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The terms of Mr. Agle’s employment are summarized in an Offer Letter Agreement, dated as of December 2, 2016 (the “Offer Letter”), a copy of which is attached hereto as Exhibit 10.2. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is incorporated by reference herein.

There are no arrangements or understandings between Mr. Agle and any other persons pursuant to which Mr. Agle was named as Senior Vice President and Chief Financial Officer of the Company. There are also no family relationships between Mr. Agle and any director or executive officer of the Company and Mr. Agle has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Jeff Rosica as President

On December 2, 2016, the Board appointed Jeff Rosica, who had previously served as the Company’s Senior Vice President, Chief Sales & Marketing Officer as the Company’s President, effective December 7, 2016.

Jeff Rosica joined the Company as Senior Vice President of Worldwide Field Operations in January 2013 and in January 2016 he was appointed Senior Vice President, Chief Sales and Marketing Officer. From early 2002 until joining the Company, Mr. Rosica served in various capacities with Grass Valley, LLC, a broadcast equipment supplier, most recently as Executive Vice President, Chief Sales and Marketing Officer. Prior to that, starting 1996, Mr. Rosica was Vice President and General Manager of Phillips Broadcast.

In connection with his promotion, the Company increased Mr. Rosica’s salary to $450,000 annually. Further, the Compensation Committee approved a grant to Mr. Rosica of RSUs with a value of $500,000, as determined by the price of the Company’s stock on the date of the grant (the “Promotion RSUs”). The Promotion RSUs will vest as follows: 33.33% will vest on the first anniversary of the grant date, and an additional 8.33% will vest at the end of each three-month period, starting from the first anniversary of the grant date. For the most recent completed fiscal year, Mr. Rosica was a named executive officer, and his existing compensation has been described in the Company’s 2016 definitive proxy statement on Schedule 14A, dated April 5, 2016.

The terms of Mr. Rosica’s promotion are summarized in a Promotion Letter Agreement, dated as of December 2, 2016 (the “Promotion Letter”), a copy of which is attached hereto as Exhibit 10.3. The foregoing description of the Promotion Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Promotion Letter, which is incorporated by reference herein.

There are no arrangements or understandings between Mr. Rosica and any other persons pursuant to which Mr. Rosica was named as President of the Company. There are also no family relationships between Mr. Rosica and any director or executive officer of the Company and Mr. Rosica has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Ilan Sidi as Interim Chief Financial Officer

In connection with Mr. Agle’s appointment as the Company’s Senior Vice President and Chief Financial Officer, effective December 12, 2016, Mr. Ilan Sidi resigned from his position as the Company’s interim Chief Financial Officer and will continue his role as the Company’s Vice President of Human Resources.

As previously disclosed on a Current Report on Form 8-K filed by the Company on May 5, 2016, in recognition of the increased responsibility Mr. Sidi assumed as interim Chief Financial Officer, the Compensation Committee authorized a temporary increase of Mr. Sidi’s monthly compensation. On December 2, 2016, the Compensation Committee extended the temporary increase of Mr. Sidi’s compensation through December 31, 2016, on which date Mr. Sidi’s monthly compensation will revert to its previous level.

Resignation of Louis Hernandez, Jr. as President

In connection with Mr. Rosica’s appointment as the Company’s President, effective December 7, 2016, Mr. Hernandez resigned from his position as the Company’s President. He will continue to serve as the Company’s Chairman and CEO.

Resignation of Rick Lowenstein as SVP of Customer Success and Professional Services

On December 2, 2016, Rick Lowenstein, resigned from his position as the Company’s Senior Vice President of Global services for Avid, effective December 7, 2016.
Item 7.01. Regulation FD Disclosure

On December 5, 2016, the Company issued two press releases reporting the above changes to its management team. Copies of the press releases are attached as Exhibit 99.1 and 99.2, respectively.

This information, including Exhibit 99.1 and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 of the Exchange

Act, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
10.1	RSU Award Agreement between Avid Technology, Inc. and Brian E. Agle.
10.2	Offer Letter Agreement between Avid Technology, Inc. and Brian E. Agle, dated December 2, 2016.
10.3	Promotion Letter Agreement between Avid Technology, Inc. and Jeff Rosica, dated December 2, 2016.
99.1*	Press Release announcing CFO Change, dated December 5, 2016.
99.2*	Press Release announcing Senior Leadership Changes, dated December 5, 2016.

*Document furnished not filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: December 5, 2016	By: /s/ Ilan Sidi Name: Ilan Sidi Title: Interim Chief Financial Officer